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                                                                    EXHIBIT 10.9

                           MEMORANDUM OF UNDERSTANDING
                                     BETWEEN
                             MYRIAD INDUSTRIES INC.
                                       AND
                           MICHAEL GOLDSTEIN, INVESTOR



THIS MEMORANDUM OF UNDERSTANDING is entered into between Myriad Industries Inc. (hereafter known as "Myriad"), 4330 La Jolla Village Drive, Suite 320, San Diego, California, 92122 and Michael Goldstein, a qualified investor,(hereafter referred to "Goldstein"), 4993 Sky Street, San Diego, CA 92110.

WHEREAS, Myriad is seeking a Eighty Thousand Dollar ($80,000) One Year Loan to fund various corporate activities and

WHEREAS, Goldstein is willing to provide Myriad a One Year Loan in the amount of Eighty Thousand Dollar ($80,000) and

WHEREAS, Myriad has agreed to accept the One Year loan from Goldstein and Goldstein has agreed to advance the funds, the parties state the following:

         1.       ONE YEAR LOAN

                  The loan to Myriad from Goldstein will be for a term of One Year. The loan will bear interest at the rate of Bank of America Prime rate plus 2%. The loan will be a Convertible Unsecured Note , a copy of which is attached to this Agreement.

         2.       INCENTIVE FOR PROVIDING THE LOAN

                  As incentive for Goldstein providing the One Year Loan,Goldstein will receive a five per cent(5%)net profit share in Myriad's South African and Venezuela Prefrab Housing Activities for term of 20 years from the date of this document.


         3.       TRANSFERABILITY

                  Myriad agrees that the profit share from the South African and Venezuela Prefrab Housing Activities is transferable and Goldstein may transfer same without the approval of Myriad. However Goldstein must offer Myriad a "First Right of Refusal" if he decides to sell his profit share to a third party.
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         4.       "NET PROFIT" DEFINED

                  For the purpose of this agreement Net Profit is defined as the income remaining after first deducting all reasonable operating expenses, any loan payments due and related Taxes and Tariffs.

         5.       PAYMENT OF PROFIT SHARE

                  Goldstein will receive his profit share annually one month after Myriad's fiscal year ending (July 30) of each year. Audited Financial reports and statements pertaining to Myriad's South African and Venezuela Prefrab Housing Activities will be distributed three months after its' fiscal year end.

         6.       EXCLUSIVITY OF OPERATIONS

                  Myriad agrees that it or any other entities it substantially owns or controls will not create, incorporate or develop any other entity that would impair in any way the percentage of ownership or share of Goldstein as described in this agreement.

         7.       SUCCESSORS AND ASSIGNS

                  This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and assigns.

         8.       AMENDMENTS

                  Amendments may be made to this Agreement from time to time only by the unanimous written consent of the Parties.

         9.       ATTORNEYS' FEES AND COSTS

                  If any legal action, arbitration or other proceeding shall be commenced because of the alleged breach of default of, or request for a declaratory judgment by, a party in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred, in addition to any other relief to which that party may be entitled.

         10.      NOTICES

                  Unless written notice of change of address is given, all notices pertaining to this Agreement shall be in writing and shall be delivered personally, or sent by


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                  first class mail, postage prepaid, or by telefax, charges
                  prepaid, to the Parties at the following address:

                                    TO:     MYRIAD INDUSTRIES INC.
                                            4330 La Jolla Village Drive
                                            Suite 320
                                            San Diego, California 92122
                                            Tel:(619)677-6580
                                            Fax:(619)677-6564
                                            Contact: Jerome Crawford

                                    TO:     MICHAEL GOLDSTEIN
                                            4993 Sky Street
                                            San Diego, California 92110
                                            Tel:(619)276-2660
                                            Contact: Michael Goldstein


                  11.      APPLICABLE LAW

                           This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California.

                  12.      VENUE

                           The Parties hereby consent to and submit to the jurisdiction of the courts presiding over the State of California, and any legal action or suit respecting this Agreement shall be brought only in the or courts with jurisdiction in California. In the case of any legal or administrative action or requirement from either Party, such action must be brought in the jurisdiction of the courts presiding in California.


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                  IN WITNESS WHEREOF, the parties hereto have agreed to execute this Agreement on this 27th day of September 1995.


                                      MYRIAD INDUSTRIES INC.



                                      By   /s/ Jerome O. Crawford
                                         ------------------------
                                           Jerome Crawford
                                           President & CEO


                                      MICHAEL GOLDSTEIN



                                      By    /s/ Michael Goldstein
                                         ------------------------
                                           Michael Goldstein
                                           Qualified Investor


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